UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES
OF SECURITIES PURSUANT TO
SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SOUTHERN POWER COMPANY
(Exact name of registrant as specified in its charter)

Delaware	58-2598670
(State of incorporation or organization)	(IRS Employer Identification No.)

30 Ivan Allen Jr. Boulevard, N.W., Atlanta, GA	30308
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered

Series 2016A 1.000% Senior Notes due June 20, 2022	New York Stock Exchange

Series 2016B 1.850% Senior Notes due June 20, 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-205680

Securities to be registered pursuant to Section 12(g) of the Act:

-None-

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the Series 2016A 1.000% Senior Notes due June 20, 2022 (the “Series 2016A Senior Notes”) and the Series 2016B 1.850% Senior Notes due June 20, 2026 (the “Series 2016B Senior Notes” and, together with the Series 2016A Senior Notes, the “Notes”) of Southern Power Company (the “Company”). A description of the Notes is contained in (i) the Registration Statement on Form S-3, as amended, of the Company, Registration No. 333-205680, filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), under the caption “Description of the Senior Notes”, (ii) a final prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act with respect to the Series 2016A Senior Notes under the caption “Description of the Series 2016A Senior Notes” and (iii) a final prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act with respect to the Series 2016B Senior Notes under the caption “Description of the Series 2016B Senior Notes”. Such descriptions are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number

1(a)	Registration Statement on Form S-3, filed by the Company (Registration No. 333-205680) (incorporated herein by reference).

1(b)	Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, filed by the Company (Registration No. 333-205680) (incorporated herein by reference).

4(a)
Senior Note Indenture between Southern Power Company and Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as trustee (designated in the Company’s Registration Statement No. 333-98553 as Exhibit 4.1 and incorporated herein by reference).

4(b)	Form of Tenth Supplemental Indenture to the Senior Note Indenture.

4(c)	Form of Series 2016A Senior Note (included in Exhibit 4(b) above).

4(d)	Form of Eleventh Supplemental Indenture to the Senior Note Indenture.

4(e)	Form of Series 2016B Senior Note (included in Exhibit 4(d) above).

Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 16, 2016	SOUTHERN POWER COMPANY

	By	/s/Elliott L. Spencer
Elliott L. Spencer Comptroller and Corporate Secretary